UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 7, 2009

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement. On July 7, 2009, MSC.Software Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Maximus Holdings Inc., a Delaware corporation (“Parent”), and Maximus Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as the wholly-owned subsidiary of Parent, all subject to the terms and conditions set forth in the Merger Agreement (the “Merger”). Each of Parent and Merger Sub is controlled by the Symphony Technology Group (“Symphony”). STG III, L.P. and STG III-A, L.P., each a Delaware limited partnership and an affiliate of Symphony, and Elliott Associates, L.P., a Delaware limited partnership (“Elliott”), and Elliott International, L.P., a Cayman Islands limited partnership and an affiliate of Elliott, will be providing a portion of the financing for the transaction.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (the “Company Stock”) (other than shares held by the Company as treasury stock or owned by Parent or dissenting shares with rights to appraisal) will be converted into the right to receive $7.63 in cash, without interest. In addition, at the effective time of the Merger, each outstanding equity award (including options to purchase Company Stock and stock units) will be converted into the right to receive an amount in cash equal to the per-share merger consideration, without interest, less, in the case of options, the applicable exercise price of the option, which cash amount will be paid in accordance with the vesting schedule of the original equity award, including any acceleration of vesting as a result of the Merger.

The Merger Agreement was unanimously approved by the Board of Directors of the Company (subject to the recusal of one director).

Consummation of the Merger is subject to customary closing conditions, including, among others, (i) approval of the Merger by the stockholders of the Company; (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the German Act against Restraints of Competition of 1958, as amended; (iii) the Company meeting certain cash and working capital requirements at the effective time; (iv) no greater than 17.5% of the outstanding shares of Company Stock having exercised dissenter’s rights under Delaware Law (excluding any such shares held by Elliott and its affiliates); and (v) other customary conditions, including the absence of any law or government order prohibiting the Merger.

The Company has made customary representations, warranties and covenants in the Merger Agreement, and certain representations and warranties relating to the businesses in which it operates, which expire at the effective time of the Merger. The Company may not solicit competing proposals or, subject to exceptions set forth in the Merger Agreement, participate in any substantive discussions or negotiations regarding alternative business transactions. In addition, the Company has also agreed to operate its business in the ordinary course of business, consistent with past practice and the terms of certain interim operations covenants, pending consummation of the Merger.

The Merger Agreement contains certain termination rights for both the Company and Parent and provides that, upon termination of the Merger Agreement under certain circumstances, (i) the Company may be obligated to pay Parent a termination fee of $11,800,000 and (ii) Parent may be obligated to pay the Company a termination fee of $16,800,000 (the “Parent Termination Fee”).

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Merger Sub and may be subject to important qualifications and limitations agreed to by the Company, Parent and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company, Parent and Merger Sub rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Merger Sub.

Voting Agreements. Concurrently with the execution of the Merger Agreement, each of the directors and executive officers of the Company listed on Schedule I of the Merger Agreement and Elliott entered into voting agreements (the “Voting Agreements”) with Parent, and have agreed, in their capacities as stockholders of the Company, to, among other things, vote shares of Common Stock held by them (which in the aggregate represent approximately 14% of the outstanding shares of Common Stock as of the date of the Merger Agreement) in favor of the Merger and against any proposal made in opposition to the Merger.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full texts of the Voting Agreements, the forms of which are attached as Exhibits A-1 and A-2 to the Merger Agreement.

Limited Guarantee. Concurrently with the execution of the Merger Agreement, the Company, STG III, L.P. and STG III-A, L.P. entered into a limited guarantee (the “Limited Guarantee”) expressly for the benefit of the Company pursuant to which STG III, L.P. and STG III-A, L.P. have guaranteed the performance and discharge of the Parent’s payment and performance obligations under Sections 11.04(c) and 11.04(d) of the Merger Agreement relating to the payment of the Parent Termination Fee.

A copy of the Limited Guarantee is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Limited Guarantee is qualified in its entirety by reference to the full text of the Limited Guarantee.

Stockholder Rights Plan. On July 7, 2009, prior to the execution of the Merger Agreement, the Company amended the Rights Agreement between the Company and Mellon Investor Services LLC, as Rights Agent, dated October 10, 2008 (the “Stockholder Rights Agreement”), to, among other things, render the rights therein inapplicable to the Merger Agreement, the Voting Agreements and any transactions contemplated thereby (including, without limitation, the Merger).

A copy of the amendment to the Stockholder Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the amendment to the Stockholder Rights Agreement is qualified in its entirety by reference to the full text of the amendment to the Stockholder Rights Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On July 7, 2009, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description
2.1	Agreement and Plan of Merger dated as of July 7, 2009 among MSC.Software Corporation, Maximus Holdings Inc. and Maximus Inc.

4.1	Amendment to Rights Agreement dated as of July 7, 2009 between MSC.Software Corporation and Mellon Investor Services LLC, as Rights Agent

10.1	Limited Guarantee dated as of July 7, 2009 among MSC.Software Corporation and STG III, L.P. and STG III-A, L.P.

99.1	Press Release issued by MSC.Software Corporation, dated July 7, 2009

Important Information For Investors And Stockholders

MSC.Software Corporation will file a proxy statement with the SEC in connection with the proposed merger. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by MSC.Software Corporation are available free of charge by contacting Investor Relations by mail at MSC.Software Corporation, Investor Relations, 2 MacArthur Place, Santa Ana, CA 92707 USA, or by going to MSC.Software Corporation’s Investor Relations page on its corporate web site at http://ir.mscsoftware.com/.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

MSC.Software Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MSC.Software Corporation in connection with the merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be set forth the proxy statement described above. Additional information regarding these directors and executive officers is also included in MSC.Software Corporation’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from MSC.Software Corporation by contacting Investor Relations by mail at MSC.Software Corporation, Investor Relations, 2 MacArthur Place, Santa Ana, CA 92707 USA, or by going to MSC.Software Corporation’s Investor Relations page on its corporate web site at http://ir.mscsoftware.com/.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the company and the company’s expectations, beliefs and intentions. All forward-looking statements included in this document are based on information available to MSC.Software Corporation on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither MSC.Software Corporation nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond MSC.Software Corporation’s control. These factors include: failure to obtain stockholder approval of the proposed merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. MSC undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to MSC.Software Corporation’s most recent
Form 10-K, 10-Q and 8-K reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

Date: July 7, 2009	By:	/s/ John A. Mongelluzzo
John A. Mongelluzzo
Executive Vice President, Business Administration, Legal Affairs and Secretary

Exhibit Index

Item No.	Description
2.1	Agreement and Plan of Merger dated as of July 7, 2009 among MSC.Software Corporation, Maximus Holdings Inc. and Maximus Inc.

4.1	Amendment to Rights Agreement dated as of July 7, 2009 between MSC.Software Corporation and Mellon Investor Services LLC, as Rights Agent

10.1	Limited Guarantee dated as of July 7, 2009 among MSC.Software Corporation and STG III, L.P. and STG III-A, L.P.

99.1	Press Release issued by MSC.Software Corporation, dated July 7, 2009